As filed with the Securities and Exchange Commission on November 23, 2020

Registration No. 333-248800

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment Number 4)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	3480	83-1950534
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7681 East Gray Road

Scottsdale, Arizona 85260

(480) 947-0001

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

Fred W. Wagenhals

President and Chief Executive Officer

7681 East Gray Road

Scottsdale, Arizona 85260

(480) 947-0001

(Name, address, including zip code, and telephone number
including area code, of agent for service)

With copies to:

Copies to:

Joseph M. Lucosky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, New Jersey 08830 Tel. No.: (732) 395-4400	Christopher J. Bellini, Esq. Cozen O’Connor P.C. 33 South 6th Street, Suite 3800 Minneapolis, MN 55402 Tel. No.: (612) 260-9029

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

EXPLANATORY NOTE

AMMO, Inc. (the “Registrant”) is filing this Amendment No. 4 (the “Amendment”) to its Registration Statement on Form S-1 (Registration Statement No.333-248800) (the “Registration Statement”) to file Exhibits 1.1, 4.8, 5.1, and 23.3 (which is included in Exhibit 5.1). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page, Exhibits 1.1, 4.8, 5.1, and 23.2 (which is included in Exhibit 5.1). The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

Item 16. Exhibits.

		Incorporated by
Exhibit		Reference		Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
1.1	Form of Underwriting Agreement				X
2.1	Agreement and Plan of Merger to Redomicile dated December 30, 2016 (Corrected Version) changing our status to Delaware	S-1A	2.1	12/14/2018
2.2	Articles of Merger dated December 30, 2016 filed with the California Secretary of State	8-K	3.01	02/09/2017
2.3	Certificate of Merger dated December 21, 2016 filed with the California Secretary of State	8-K	3.02	02/09/2017
2.4	Share Exchange Agreement dated March 17, 2017	8-K	10.1	03/23/2017
2.5	Agreement and Plan of Merger with SW KENETICS INC.	8-K	2.1	10/04/2018
2.6	Amended and Restated Asset Purchase Agreement dated March 14, 2019	8-K	2.1	03/18/2019
3.1	Certificate of Incorporation (Amended and Restated) filed with the Delaware Secretary of State on October 24, 2018	8-K	3.1	10/26/2018
3.2	Bylaws	8-K	3.03	02/09/2017
4.1	Form of Warrant dated January 25, 2017	S-1	4.1	07/06/2018
4.2	Form of Warrant dated January 3, 2018	S-1	4.2	07/06/2018
4.3	Form of Purchase Warrant with Paulson Investment Company, LLC dated April 20, 2018	S-1	4.3	07/06/2018
4.4	Form of Warrant dated December 28, 2018	10-K	4.4	07/01/2019
4.5	Form of Certificate of Common Stock	S-1/A	4.4	10/16/2018
4.6	Form of Gunnar Convertible Promissory Note, issued January 2020	10-Q	10.2	2/13/2020
4.7	Form of Gunnar Investor Warrant, issued January 2020	10-Q	10.3	2/13/2020
4.8	Form of Representative’s Warrant Agreement				X
5.1	Opinion of Lucosky Brookman LLP				X
10.1	License Agreement with Jesse James	S-1	10.1	07/06/2018
10.2	License Agreement with Jeff Rann	S-1	10.2	07/06/2018
10.3	License Agreement with University of Louisiana at Lafayette	S-1/A	10.3	10/16/2018
10.4	Note Purchase and Sale Agreement with Western Alliance Bank	S-1/A	10.4	10/16/2018
10.5	Note Purchase and Sale Agreement with Mansfield, LLC	S-1/A	10.5	10/16/2018
10.6	Form of Subscription Agreement for January 2020 Offering	10-Q	10.1	2/13/2020
10.6	Compilation of Settlement Agreement and Promissory Notes with Jagemann Stamping Company dated June 26, 2020	10-K	10.7	8/19/2020
14.1	Code of Business Ethics	S-1/A	14.0	10/16/2018
14.2	Code of Conduct	S-1/A	14.1	10/16/2018
23.1	Consent of Marcum LLP, independent registered public accounting firm	S-1/A	23.1	11/19/2020
23.2	Consent of KWCO, PC, independent registered public accounting firm	S-1/A	23.2	11/19/2020
23.3	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)				X
24.1	Power of Attorney	S-1	24.1	9/15/2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scottsdale, state of Arizona, on November 23, 2020.

AMMO, INC.

By:	/s/ Fred W. Wagenhals
Fred W. Wagenhals President and Chief Executive Officer

Signature	Title	Date

/s/ Fred W. Wagenhals	Chief Executive Officer, Director	November 23, 2020
Fred W. Wagenhals	(Principal Executive Officer)

/s/ Robert D. Wiley	Chief Financial Officer	November 23, 2020
Robert D. Wiley	(Principal Financial and Principal Accounting Officer)

/s/ *	Director	November 23, 2020
Robert J. Goodmanson

/s/ *	Director	November 23, 2020
Randy E. Luth

/s/ *	Director	November 23, 2020
Harry S. Markley

/s/ *	Director	November 23, 2020
Russell W. Wallace, Jr.

* By:	/s/ Robert D. Wiley
Robert D. Wiley
Attorney-in-Fact